  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 21, 1996

                                                      REGISTRATION NO. 333-3972
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                            AMENDMENT NO. 5 TO
                                   FORM S-1

                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                               ----------------

                            GENESEE & WYOMING INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                     4011                    06-0984624
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL             IDENTIFICATION NO.)
    INCORPORATION OR          CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)


                                71 LEWIS STREET
                              GREENWICH, CT 06830
                                (203) 629-3722
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            MORTIMER B. FULLER, III
         CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            GENESEE & WYOMING INC.
                                71 LEWIS STREET
                              GREENWICH, CT 06830
                                (203) 629-3722
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:
     SUSAN MASCETTE BRANDT, ESQ.                 JOEL S. KLAPERMAN, ESQ.
       HARTER, SECREST & EMERY                     SHEARMAN & STERLING
          700 MIDTOWN TOWER                       599 LEXINGTON AVENUE
         ROCHESTER, NY 14604                       NEW YORK, NY 10022
           (716) 232-6500                            (212) 848-4000

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                               ----------------

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a) MAY DETERMINE.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The expenses in connection with the offering are estimated as follows:

           ITEM                                                         AMOUNT
           ----                                                        --------
      Registration fee................................................ $ 16,802
      NASD fee........................................................    5,373
      Nasdaq National Market application fee..........................   29,243
      Blue sky fees and expenses......................................   22,000
      Printing expenses...............................................  150,000
      Legal fees and expenses.........................................  335,000
      Accounting fees and expenses....................................  300,000
      Transfer agent and registrar fees...............................    2,500
      Miscellaneous expenses..........................................   14,082
                                                                       --------
        Total......................................................... $875,000
                                                                       ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Paragraph 10 of the Registrant's Restated Certificate of Incorporation provides that the Registrant shall indemnify its directors and officers to the fullest extent authorized by the Delaware General Corporation Law (the "DGCL").

  With respect to indemnification of directors and officers, Section 145 of the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under this provision of the DGCL, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

  Furthermore, the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

  Paragraph 9 of the Registrant's Restated Certificate of Incorporation contains a provision, authorized by Section 102(b)(7) of the DGCL, which provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability of the director (a) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, relating to the payment of unlawful dividends or unlawful stock repurchases or redemptions, or (d) for any transaction from which the director derived an improper personal benefit.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  Since January 1, 1993, the Registrant has sold the following shares of common stock which were not registered under the Securities Act of 1933, as amended (the "Act") (the following does not give effect to the stock split and reclassification of the Registrant's common stock referenced in the Prospectus forming a part of this Registration Statement):

                                                                   NUMBER OF   AGGREGATE
   DATE OF SALE   NAME OF INVESTOR                                  SHARES   CONSIDERATION
   ------------   ----------------                                 --------- -------------
   10/22/93       John M. Randolph................................     800      $20,000
   11/5/93        Sandra B. Ringo.................................     200      $ 5,000
                  Mark W. Hastings and Susan M. Hastings, as joint
   12/22/93       tenants.........................................     800      $20,000
   10/25/94       Mortimer B. Fuller, III.........................   2,400      $30,000

  The sale to Mr. Fuller was upon exercise by him of stock options granted in 1978. All of the other sales were made following the Registrant's repurchase of the shares from a stockholder. All of the shares listed on the table were sold for cash except those sold to Mr. and Mrs. Hastings, for which Mr. Hastings executed a promissory note which has since been paid.

  On February 8, 1996, the Registrant issued to The First National Bank of Boston, for a purchase price of $0, a warrant to purchase 2,262 shares of common stock at an exercise price of $.01 per share. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources."

  In May 1994, Willamette & Pacific Railroad, Inc., a subsidiary of the Registrant, issued $990,000 in aggregate principal amount of Subordinated Secured Promissory Notes, guaranteed by the Registrant, to ten accredited investors, including four related parties. See "Certain Transactions."

  Each of the issuances of securities described above was made by private offering in reliance on the exemption from the registration provisions of the Act provided by Section 4(2) of the Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits filed as part of this Registration Statement:

 EXHIBIT
  NUMBER  DESCRIPTION
 -------  -----------
  ***1.1  Form of Underwriting Agreement
     3.1  Certificate of Incorporation and Certificates of Amendment dated
          October 12, 1989, February 21, 1991 and May 18, 1995
   **3.2  Form of Restated Certificate of Incorporation
     3.3  By-laws
     4    The exhibits referenced under "3" hereof are incorporated herein by reference.
  ***4.1  Specimen stock certificate representing shares of Class A Common
          Stock.
   **4.2  Form of Class B Stockholders' Agreement dated as of May 20, 1996, among the Registrant, its executive officers and its Class B stockholders
     4.3  Promissory Note dated December 28, 1989 of GWI Leasing Corporation in favor of Deutsche Credit Corporation
     4.4  Railcar Finance Notes dated July 8, 1991 and November 27, 1991 of GWI
          Leasing Corporation in favor of Deutsche Credit Corporation
     4.5  Railcar Finance Notes, dated November 27, 1991 and December 31, 1991 of GWI Leasing Corporation in favor of Deutsche Credit Corporation
     4.6  Promissory Note dated October 7, 1991 of Buffalo & Pittsburgh
          Railroad, Inc. in favor of CSX Transportation, Inc.
     4.7  Amended and Restated Loan and Security Agreement dated December 28,
          1989 between GWI Leasing Corporation and Deutsche Credit Corporation,
          and Amendment No. 1 dated December 28, 1989
     4.8  Loan and Security Agreement dated December 27, 1990 between GWI
          Leasing Corporation and Deutsche Credit Corporation, and Amendments
          dated June 28, 1991 and November 22, 1991
     4.9  Guaranty dated December 27, 1990 of the Registrant in favor of
          Deutsche Credit Corporation
     4.10 Amended and Restated Revolving Credit and Term Loan Agreement dated as of February 8, 1996 among the Registrant and certain of its
          Subsidiaries, The First National Bank of Boston, as agent, and the
          Banks party thereto
     4.11 Revolving Credit Note dated as of February 8, 1996 of the Registrant and certain of its subsidiaries in favor of The First National Bank of Boston
     4.12 Term Note dated as of February 8, 1996 of the Registrant and certain of its Subsidiaries in favor of The First National Bank of Boston
     4.13 Amended and Restated Security Agreement dated as of February 8, 1996 among the Registrant, certain of its Subsidiaries and The First
          National Bank of Boston
     4.14 Amended and Restated Stock Pledge Agreement dated as of February 8,
          1996 between the Registrant and The First National Bank of Boston
     4.15 Amended and Restated Collateral Assignment of Partnership Interests
          dated as of February 8, 1996 of the Registrant and GWI Dayton, Inc.
          in favor of The First National Bank of Boston
   **4.16 Amendment No. 1 to Amended and Restated Revolving Credit and Term
          Loan Agreement dated as of April 26, 1996 among the Registrant and certain of its Subsidiaries, The First National Bank of Boston, as
          agent and the Banks' party thereto.
 ****5.1  Opinion of Harter, Secrest & Emery
     9.1  Voting Agreement and Stock Purchase Option dated March 21, 1980 among
          Mortimer B. Fuller, III, Mortimer B. Fuller, Jr. and Frances A.
          Fuller, and amendments thereto dated May 7, 1988 and March 29, 1996
    10    The exhibits referenced under "4" hereof are incorporated herein by reference.
  **10.1  Form of Genesee & Wyoming Inc. 1996 Stock Option Plan
  **10.2  Form of Genesee & Wyoming Inc. Stock Option Plan for Outside
          Directors
    10.3  Form of Employment Agreement between the Registrant and each of its executive officers
  **10.4  Form of Genesee & Wyoming Inc. Employee Stock Purchase Plan
    10.5  Agreement dated December 7, 1994 between Allegheny & Eastern
          Railroad, Inc. and its Engineering Department Employees

 EXHIBIT
 NUMBER  DESCRIPTION
 ------- -----------
  10.6   Agreement dated March 29, 1995 between Allegheny & Eastern Railroad,
         Inc. and its Mechanical Department Employees
  10.7   Agreement dated July 1, 1992 between Buffalo & Pittsburgh Railroad,
         Inc. and its Car Repair Department Employees, and the proposed changes thereto dated September 16, 1994
  10.8   Agreement dated December 1, 1994 between Buffalo & Pittsburgh
         Railroad, Inc. and its Engineering Department Employees
  10.9   Agreement dated April 30, 1991 between Buffalo & Pittsburgh Railroad,
         Inc. and the American Train Dispatchers Association
  10.10  Agreement dated February 9, 1995 between Buffalo & Pittsburgh
         Railroad, Inc. and the International Association of Machinists
  10.11  Agreement dated August 22, 1994 between Buffalo & Pittsburgh Railroad,
         Inc. and the United Transportation Union (Train and Engine Service
         Employees)
  10.12  Agreement dated November 7, 1994 between Buffalo & Pittsburgh
         Railroad, Inc. and the United Transportation Union (Representing
         Clerks and Storekeepers)
  10.13  Agreement dated November 1, 1994 between Buffalo & Pittsburgh
         Railroad, Inc. and the United Transportation Union (Representing
         Yardmasters)
  10.14  Agreement dated September 1, 1990 between Genesee & Wyoming Railroad
         Company and the United Transportation Union, and Tentative Agreement
         dated February 21, 1995 between Genesee & Wyoming Railroad Company and
         United Transportation Union Local Union 982
  10.15  United Transportation Union Agreement dated May 1, 1994 between
         Rochester & Southern Railroad, Inc. and its employees represented by
         United Transportation Union
  10.16  Shared Use Agreement for Albany Yard dated February 20, 1993 between
         Southern Pacific Transportation Company and Willamette & Pacific
         Railroad, Inc.
  10.17  Trackage Rights Agreement (Albany-Eugene Yard) dated February 20, 1993 between Southern Pacific Transportation Company and Willamette &
         Pacific Railroad, Inc.
  10.18  Westside Oregon Lines Cooperative Marketing Agreement dated February
         20, 1993 between Willamette & Pacific Railroad, Inc. and Southern
         Pacific Transportation Company
  10.19  Trackage Rights Agreement dated March 11, 1987 between Southern
         Pacific Transportation Company and Louisiana & Delta Railroad, Inc.
  10.20  Trackage Rights Agreement dated July 1, 1986 between Rochester &
         Southern Railroad, Inc. and Genesee and Wyoming Railroad Company, and
         undated Modification
  10.21  Master Supplemental Agreement dated October 7, 1991 between CSX
         Transportation, Inc., Buffalo, Rochester and Pittsburgh Railway
         Company and Buffalo & Pittsburgh Railroad, Inc.
  10.22  Assignment and Assumption Agreement for the Allegheny and Western
         Railway Company Lease dated October 7, 1991 among CSX Transportation,
         Inc., Buffalo, Rochester and Pittsburgh Railway Company and Buffalo &
         Pittsburgh Railroad, Inc.
  10.23  Mortgage and Assignment of Leases, Rents, Issues and Profits (New
         York) dated as of October 7, 1991 by Buffalo & Pittsburgh Railroad,
         Inc. in favor of CSX Transportation, Inc.
  10.24  Security Agreement (New York) dated as of October 7, 1991 between
         Buffalo & Pittsburgh Railroad, Inc. and CSX Transportation, Inc.
  10.25  Mortgage and Assignment of Leases, Rents, Issues and Profits
         (Pennsylvania) dated as of October 7, 1991 by Buffalo & Pittsburgh
         Railroad, Inc. in favor of CSX Transportation, Inc.
  10.26  Security Agreement (Pennsylvania) dated as of October 7, 1991 between
         Buffalo & Pittsburgh Railroad, Inc. and CSX Transportation, Inc.
  10.27  Lease Agreement for Real Property between Butler, Pennsylvania and
         Eidenau, Pennsylvania dated as of October 7, 1991 between CSX
         Transportation, Inc. and Buffalo & Pittsburgh Railroad, Inc.
  10.28  Lease Agreement for Personal Property associated with Butler to
         Eidenau dated as of October 7, 1991 between CSX Transportation, Inc.
         and Buffalo & Pittsburgh Railroad, Inc.
  10.29  Memorandum of Lease dated October 7, 1991 between CSX Transportation,
         Inc. and Buffalo & Pittsburgh Railroad, Inc.

   EXHIBIT
   NUMBER    DESCRIPTION
   -------   -----------
      +10.30 Lease Agreement for Real Property on the Northern Subdivision
             dated as of October 7, 1991 between CSX Transportation, Inc. and
             Buffalo & Pittsburgh Railroad, Inc.
      +10.31 Lease Agreement for Personal Property on the Northern Subdivision
             dated as of October 7, 1991 between CSX Transportation, Inc. and
             Buffalo & Pittsburgh Railroad, Inc.
       10.32 Lease Agreement for Real Property at Buffalo Creek Yard dated as of October 7, 1991 among CSX Transportation, Inc., Buffalo,
             Rochester and Pittsburgh Railway Company, Inc. and Buffalo &
             Pittsburgh Railroad, Inc.
       10.33 Memorandum of Lease dated October 7, 1991 among CSX
             Transportation, Inc., Buffalo, Rochester and Pittsburgh Railway
             Company, Inc. and Buffalo & Pittsburgh Railroad, Inc.
       10.34 Agreement Relating to Interchange at Buffalo, NY dated as of July
             18, 1988 between CSX Transportation, Inc. and Buffalo & Pittsburgh
             Railroad, Inc.
       10.35 Agreement Relating to Interchange at New Castle, PA dated as of
             July 18, 1988 between CSX Transportation, Inc. and Buffalo &
             Pittsburgh Railroad, Inc.
       10.36 Agreement Relating to Trackage Rights between New Castle, PA and
             Eidenau, PA dated as of July 18, 1988 between CSX Transportation,
             Inc. and Buffalo & Pittsburgh Railroad, Inc.
       10.37 Agreement Relating to Fallback Trackage Rights between Eidenau and
             WS Tower, PA dated as of July 18, 1988 between CSX Transportation,
             Inc. and Buffalo & Pittsburgh Railroad, Inc.
 *****+10.38 Lease Agreement dated December 30, 1992 between Southern Pacific
             Transportation Company and Willamette & Pacific Railroad, Inc.
       10.39 Lease Agreement dated September 1, 1994 between Railcar, Ltd. and
             GWI Leasing Corporation
       10.40 Locomotive Lease Agreement and Letter Agreement (Equipment
             Schedule 01) dated October 17, 1994 between Keycorp Leasing Ltd.
             and GWI Leasing Corporation
       10.41 Lease Agreement dated May 3, 1994 between Greenbrier Railcar, Inc.
             and GWI Leasing Corporation
 *****+10.42 Allegheny-International Paper Transportation Service Agreement
             dated November 24, 1992 between Allegheny & Eastern Railroad, Inc.
             and International Paper Company
  *****10.43 Conrail-Allegheny Operating Contract dated November 24, 1992 between Consolidated Rail Corporation and Allegheny & Eastern
             Railroad, Inc.
       10.44 Lease recorded December 19, 1881 between The Seneca Nation of New
             York Indians and The Great Valley & Bradford Railroad Co.
       10.45 Assignment and Agreement dated September 20, 1994 among CMC
             Railroad I, Ltd., GWI Switching Services, L.P. and Southern
             Pacific Transportation Company
 *****+10.46 Buffalo Terminal Operating Agreement dated July 18, 1988 between
             CSX Transportation, Inc. and Buffalo & Pittsburgh Railroad, Inc.
       10.47 First Amendment to Buffalo Terminal Operating Agreement dated
             December  , 1990 between CSX Transportation, Inc. and Buffalo &
             Pittsburgh Railroad, Inc.
 *****+10.48 Operating Agreement and Car Storage Yard Agreement Consent to
             Assignments dated as of September 20, 1994 between NCC Charlie
             Company and GWI Switching Services L.P. with Exhibit I (Amended and Restated Car Storage Yard Agreement dated September 20, 1994 between Southern Pacific Transportation Company and CMC Railroad
             I, Ltd.) and Exhibit II (Amended and Restated Car Storage Yard
             Agreement dated September 20, 1994 between Southern Pacific
             Transportation Company and CMC Railroad I, Ltd.)
       10.49 Trackage Rights Agreement dated March 12, 1994 between Southern
             Pacific Transportation Company and GWI Switching Services L.P.
       10.50 First Amendment to Trackage Rights Agreement dated September 20,
             1994 between Southern Pacific Transportation Company and GWI
             Switching Services L.P.
       10.51 Indenture of Lease and Option to Purchase Agreement dated January
             17, 1992 between Southern Pacific Transportation Company and
             Louisiana and Delta Railroad, Inc.
       10.52 Lease Agreement dated November 7, 1991 between CIS Corporation and
             Buffalo & Pittsburgh Railroad, Inc.

   EXHIBIT
   NUMBER    DESCRIPTION
   -------   -----------
       10.53 Notice and Acknowledgement of Assignment dated as of November 1,
             1993 between James P. Hassett as Trustee for CIS Corporation,
             Buffalo & Pittsburgh Railroad, Inc. and ATEL Financial Corporation
       10.54 Agreement relating to Trackage Rights dated July 18, 1988 between
             CSX Transportation, Inc. and Buffalo & Pittsburgh Railroad, Inc.
       10.55 Commercial Agreement dated March 11, 1987 between Louisiana &
             Delta Railroad, Inc. and Southern Pacific Transportation Company
       10.56 Assignment and Assumption Agreement dated March 11, 1987 between
             Louisiana & Delta Railroad, Inc. and Southern Pacific
             Transportation Company
       10.57 Administrative Agreement dated as of February 19, 1985 between
             Consolidated Rail Corporation and Genesee & Wyoming Railroad
             Company
       10.58 Interchange Agreement (Goodman Street Yard) dated December 13,
             1984 between Consolidated Rail Corporation and Genesee & Wyoming
             Railroad Company
       10.59 Revolver A Note dated June 2, 1995 of the Registrant in favor of
             The First National Bank of Boston, as Agent
       10.60 Revolver B Note dated June 2, 1995 of the Registrant in favor of
             The First National Bank of Boston, as Agent
       10.61 Asset Purchase Agreement dated as of February 8, 1996 between
             Illinois & Midland Railroad, Inc. and Stanford PRC Acquisition
             Corp.
       10.62 Guaranty dated as of February 8, 1996 of the Registrant in favor of Stanford PRC Acquisition Corp.
       10.63 Assignment and Assumption Agreements dated as of February 8, 1996 between Chicago & Illinois Midland Railway Company and Illinois &
             Midland Railroad, Inc. (six)
       10.64 Warrant Purchase Agreement dated as of February 8, 1996 between the Registrant and The First National Bank of Boston
       10.65 Agreement dated February 6, 1996 between Illinois & Midland
             Railroad, Inc. and the United Transportation Union
 *****+10.66 Lease Agreement dated as of August 18, 1995 between Southern
             Pacific Transportation Company and Portland & Western Railroad,
             Inc.
 *****+10.67 Lease Agreement dated September 15, 1995 between Burlington
             Northern Railroad Company and Portland & Western Railroad, Inc.
       10.68 Lease Agreement dated as of October 1, 1982 between Livingston
             County Industrial Development Agency and Genesee and Wyoming
             Railroad
       10.69 Lease Agreement dated as of February 1, 1995 between Livingston
             County Industrial Development Agency and Genesee and Wyoming
             Railroad Company
     *+10.70 Asset Purchase Agreement dated April 19, 1996 among Pittsburg &
             Shawmut Railroad, Inc., Genesee & Wyoming Inc., The Pittsburg &
             Shawmut Railroad Company, Red Bank Railroad Company, Mountain
             Laurel Railroad Company and Arthur T. Walker Estate Corporation,
             and Amendment No. 1 to Asset Purchase Agreement dated April 19,
             1996
     **10.71 Amendment No. 1 to Warrant Purchase Agreement dated as of May 31,
             1996 between the Registrant and FSC Corp.
     **11.1  Statement re computation of per share earnings
       12.1  Exhibit has been omitted because the required information is included in the financial statements or notes thereto forming part of this Registration Statement.
     **21.1  Subsidiaries of the Registrant
   ****23.1  Consent of Arthur Andersen LLP
   ****23.2  Consent of Harter, Secrest & Emery (contained in Exhibit 5.1)
       24.1  Officers' and Directors' Power of Attorney
     **27    Financial Data Schedule (EDGAR filed only)

- --------

    * Filed with this Amendment.

   ** Filed with Amendment No. 1.

  *** Filed with Amendment No. 2.

 **** Filed with Amendment No. 3.

***** Filed with Amendment No. 4.
   + Confidential treatment requested as to certain portions, which have been filed separately with the Commission pursuant to an application for such treatment.

  (b) Financial Statement Schedules:

  All schedules have been omitted either as inapplicable or because the required information is included in the financial statements or notes thereto forming part of this Registration Statement.

ITEM 17. UNDERTAKINGS

  The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes that:

    (1) For the purpose of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time that it was declared effective.

    (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 5 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 21ST DAY OF JUNE, 1996.

                                          Genesee & Wyoming Inc.

                                                   /s/ Mark W. Hastings
                                          By: _________________________________
                                                     MARK W. HASTINGS
                                                   SENIOR VICE PRESIDENT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 5 TO REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE 21ST DAY OF JUNE, 1996.

              SIGNATURE                                TITLE

                  *                    Chairman of the Board, President and
- -------------------------------------   Chief Executive Officer (Principal
       MORTIMER B. FULLER, III          Executive Officer)

        /s/ Mark W. Hastings           Senior Vice President, Chief
- -------------------------------------   Financial Officer and Treasurer
          MARK W. HASTINGS              (Principal Financial Officer)

                  *                    Senior Vice President and Chief
- -------------------------------------   Accounting Officer (Principal
           ALAN R. HARRIS               Accounting Officer)

                  *                    Director
- -------------------------------------
           JAMES M. FULLER

                  *                    Director
- -------------------------------------
           LOUIS S. FULLER

                  *                    Director
- -------------------------------------
          JOHN M. RANDOLPH

                  *                    Director
- -------------------------------------
           PHILIP J. RINGO

         /s/ Mark W. Hastings
*By: ________________________________
           MARK W. HASTINGS
           ATTORNEY-IN-FACT